                                                                     Exhibit 3.3


                      THIS IS NOT A LETTER OF TRANSMITTAL

                NOTICE OF GUARANTEED DELIVERY AND ELECTION FORM

                                      for
            Deposit of Class A Shares and Class B Non-Voting Shares
                                      of

                         TRILON FINANCIAL CORPORATION
          to be deposited pursuant to the Offer dated April 11, 2002 of

                              BRASCAN CORPORATION

   This Notice of Guaranteed Delivery and Election Form (the "Notice of Guaranteed Delivery") must be used to accept the offer (the "Offer") dated April 11, 2002 made by Brascan Corporation ("Brascan" or the "Offeror") to holders ("Shareholders") of Class A Shares and Class B Non-Voting Shares (collectively, the "Trilon Shares") of Trilon Financial Corporation ("Trilon"), if certificates for the Trilon Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiry Time of the Offer (11:59 p.m. (local time)) on May 16, 2002. The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer and Circular dated April 11, 2002 that accompanies this Notice of Guaranteed Delivery.

   If you are a participant in Trilon's Dividend Reinvestment Plan, do not submit this Notice of Guaranteed Delivery to accept the Offer in respect of Trilon Shares held in your account under the plan ("Trilon Plan Shares"). You should use the Letter of Transmittal and follow the instructions therein in order to tender your Trilon Plan Shares.

            WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

   As set forth in Section 3 of the Offer, if a Shareholder wishes to deposit Trilon Shares pursuant to the Offer and (i) the certificate(s) representing such Trilon Shares are not immediately available, or (ii) such Shareholder is not able to deliver such certificate(s) and all other required documents to the Depositary at or prior to the expiry of the Deposit Period, such Trilon Shares may nevertheless be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

  (a) such deposit is made by or through an Eligible Institution;

  (b) a properly completed and duly executed copy of this Notice of Guaranteed Delivery, or a manually executed facsimile hereof, together with a guarantee by an Eligible Institution in the form set forth below, is received by the Depositary at its principal office in Toronto listed below, at or prior to the Expiry Time; and

  (c) the certificate(s) representing deposited Trilon Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually executed facsimile thereof, covering such Trilon Shares and all other documents required by the Letter of Transmittal, are received by the Depositary at its principal office in Toronto listed below at or before 5:00 p.m. (Toronto time) on the third trading day on The Toronto Stock Exchange after the expiry of the Deposit Period. To constitute delivery for the purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificate(s) must be delivered to the same office of the Depositary in Toronto where the Notice of Guaranteed Delivery was delivered.

   An "Eligible Institution" means a Canadian chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of The National Association of Securities Dealers or banks or trust companies in the United States.

   This Notice of Guaranteed Delivery may be delivered by hand, transmitted by fax or delivered by mail to the Depositary at its principal office in Toronto listed below not later than the expiry of the Deposit Period and must include a guarantee by an Eligible Institution in the form set forth below.

TO: The Depositary, CIBC Mellon Trust Company

                           Telephone: (416) 643-5500
                           Toll-Free: 1-800-387-0825

                              Inquiries by email:
                           inquiries@cibcmellon.com

         By Mail:            By Hand or Courier:              By Fax:

      P.O. Box 1036             199 Bay Street             (416) 643-3148
  Adelaide Street Postal     Commerce Court West
         Station
       Toronto, ON             Securities Level
         M5C 2K4                 Toronto, ON
                                   M5L 1G9

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY TO A FAX NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures on the Letter of Transmittal. If a signature for the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.

   The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular dated April 11, 2002 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Trilon Shares described below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "How to Tender Trilon Shares to the Offer - Procedure for Guaranteed Delivery" and in the Letter of Transmittal.

-------------------------------------------------------------------------------
 Certificate Number            Name of Registered Holder
   (if available)                   (please print)       Number of Trilon Shares
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                     TOTAL
                                                           -------------------

Telephone number during business hours: (    )

Signature:  ________________________     Dated:  ______________________ , 2002

                           ELECTION FOR SHAREHOLDERS

 Under the Offer, the undersigned hereby elects to receive one or more of the following forms of consideration for the deposited Trilon Shares represented by the above certificate number(s). Shareholders may elect to receive a combination of cash, Brascan Shares and/or Brascan Non-Cumulative Preference Shares, Series 11 by distributing the total number of deposited Trilon Shares among Choice A, B and C below. The allocation of deposited Trilon Shares among Choice A, B and C is solely for the purpose of determining the form(s) of consideration to be received. Shareholders will receive the various forms of consideration in aggregate for all of the Trilon Shares deposited pursuant to this Notice of Guaranteed Delivery.

                     CHOICE A - THE BRASCAN SHARES ELECTION

  I hereby allocate:


 --------------------     Trilon Shares to receive Brascan Shares, in the
  (insert number of       amount of 0.5 Brascan Shares for each Trilon Share
    Trilon Shares)        allocated under this Choice A by the undersigned
                          with this Notice of Guaranteed Delivery.

                                     AND/OR

                          CHOICE B - THE CASH ELECTION

  I hereby allocate:


 --------------------     Trilon Shares to receive cash, in the amount of
  (insert number of       $17.00 (subject to adjustments as described in the
    Trilon Shares)        Offer) for each Trilon Share allocated under this
                          Choice B by the undersigned with this Notice of Guaranteed Delivery.

                                     AND/OR

   CHOICE C - THE BRASCAN NON-CUMULATIVE CLASS A PREFERENCE SHARES, SERIES 11
                                    ELECTION

   I hereby allocate:


 --------------------     Trilon Shares to receive (a) Brascan Non-Cumulative
  (insert number of       Class A Preference Shares, Series 11, in the amount
    Trilon Shares)        of 0.678 of a $25.00 Brascan Non-Cumulative Class A
                          Preference Share, Series 11 for each Trilon Share and (b) cash, in the amount of $0.05 for each Trilon Share, allocated under this Choice C by the undersigned with this Notice of Guaranteed
                          Delivery.

 If none of the foregoing choices is made or the choice(s) are not properly made, the undersigned will be deemed to have elected to receive $17.00 in cash per Trilon Share.

 The total number of Trilon Shares allocated must equal the total number of Trilon Shares represented by the above certificate number(s).



     SECONDARY ELECTION FOR SHAREHOLDERS ELECTING TO RECEIVE BRASCAN SHARES

  OPTION TO RECEIVE CASH OR BRASCAN NON-CUMULATIVE CLASS A PREFERENCE SHARES,
                                   SERIES 11
                             AS CASH CONSIDERATION

 By checking the appropriate box below, Shareholders electing above to receive Brascan Shares but who will receive cash consideration if the pro ration adjustments described in the Offer apply, may elect to receive such consideration in the form of (a) $17.00 in cash per Trilon Share, or (b)
 0.678 of a $25.00 Brascan Non-Cumulative Class A Preference Share, Series 11 and $0.05 in cash per Trilon Share. Please check the appropriate box below to specify which form of consideration you wish to receive in lieu of Brascan Shares for your Trilon Shares (check only one):

                    [_] $17.00 in cash per Trilon Share

                        OR

                    [_] 0.678 of a $25.00 Brascan Non-Cumulative Class A
                        Preference Share, Series 11 and $0.05 in cash per Trilon Share

 If the undersigned has elected to receive Brascan Shares, but no box is checked above or this section is not otherwise properly completed, the undersigned will be deemed to have elected to receive $17.00 in cash per Trilon Share if the pro ration adjustments apply.

SECONDARY ELECTION FOR SHAREHOLDERS ELECTING TO RECEIVE BRASCAN NON-CUMULATIVE
 CLASS A PREFERENCE SHARES, SERIES 11 AND WHO DO NOT WISH TO RECEIVE $0.05 IN
                                     CASH

 [_]By checking this box, a Shareholder electing to receive Brascan Non-
    Cumulative Class A Preference Shares, Series 11 will forego the $0.05 in cash per Trilon Share in all circumstances.




No fractional Brascan Shares or Brascan Non-Cumulative Class A Preference Shares, Series 11 will be delivered in exchange for Trilon Shares pursuant to the Offer. Rather, each Shareholder entitled to a fractional Brascan Share will receive a cash payment determined on the basis of $34.00 for each whole Brascan Share. Each Shareholder entitled to a fractional Non-Cumulative Brascan Class A Preference Share, Series 11 will receive a cash payment determined on the basis of $25.00 for each whole Brascan Non-Cumulative Class A Preference Share, Series 11.

The undersigned acknowledges that the consideration payable under the Offer and accordingly, this election, are subject to the provisions set forth in
Section 1 of the Offer with respect to the Maximum Share Consideration and Maximum Cash Consideration payable under the Offer. Brascan will pay no more than an aggregate of $388 million in cash under the Offer and will issue no more than an aggregate of 11.4 million Brascan Shares. No Brascan Non-Cumulative Class A Preference Shares, Series 11 will be issued unless Shareholders elect in the aggregate to receive at least the Minimum Series 11 Amount in issue price of such preference shares.

Any election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery will supercede any election made in a Letter of Transmittal. If no election as to the form of consideration to be received by a Shareholder is made in this Notice of Guaranteed Delivery, that Shareholder shall be deemed to have elected to receive $17.00 in cash per Trilon Share.

                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, an Eligible Institution, hereby guarantees delivery to the office of the Depositary in Toronto specified herein of the certificates representing Trilon Shares tendered hereby, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all at or before 5:00 p.m. (Toronto time) on the third trading day on The Toronto Stock Exchange after the expiry of the Deposit Period.

Dated:  _____________________ , 2002.

 ___________________________________      ___________________________________
           (Name of Firm)                       (Authorized Signature)

 ___________________________________      ___________________________________
          (Address of Firm)                             (Name)

 ___________________________________      ___________________________________
                                                        (Title)

 ___________________________________      ___________________________________
         (Telephone Number)                             (Date)

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.